      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1997
                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)

             FLORIDA                                           65-0510339
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification No.)

2101 WEST CYPRESS CREEK ROAD
FORT LAUDERDALE, FLORIDA                                         33309
(Address of principal executive offices)                       (Zip Code)

                   CYBERGUARD CORPORATION STOCK INCENTIVE PLAN
                  NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN
                     ROBERT L. CARBERRY AND THE REGISTRANT
             NONSTATUTORY STOCK OPTION AGREEMENTS BETWEEN TRADEWAVE
             EMPLOYEES AND THE REGISTRANT NONSTATUTORY STOCK OPTION
               AGREEMENT BETWEEN DAVID PROCTOR AND THE REGISTRANT
            NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN FRANK GELBART
             AND THE REGISTRANT NONSTATUTORY STOCK OPTION AGREEMENT
                    BETWEEN BRIAN FOREMNY AND THE REGISTRANT
                           (Full titles of the plans)

                               ROBERT L. CARBERRY
                              CHAIRMAN, PRESIDENT,
                           AND CHIEF EXECUTIVE OFFICER
                             CYBERGUARD CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                     (Name and address of agent for service)

                                 (954) 973-5124
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             D. RONALD SURBEY, ESQ.
                            1 EAST BROWARD BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 468-7953
                             FAX NO. (954) 463-2030

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                                       MAXIMUM      PROSPOSED
                                                                      OFFERING       MAXIMUM
                                                    AMOUNT TO           PRICE       AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED(1)           BE REGISTERED       PER SHARE   OFFERING PRICE    REGISTRATION FEE
---------------------------------------           -------------       ---------   --------------    ----------------
Common Stock, par value $.01 per share              1,050,000        $    9.281     $9,745,050        $    2,953

Common Stock, par value $.01 per share                311,000        $    10.67     $3,318,370        $    1,006

Common Stock, par value $.01 per share                262,750        $     9.13     $2,398,908        $      727

Common Stock, par value $.01 per share                 15,000        $     8.75     $  131,250        $       40

Common Stock, par value $.01 per share                 72,100        $    10.75     $  775,075        $      235

Common Stock, par value $.01 per share                 17,460        $     5.50     $   96,030        $       29


(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of common stock outstanding as of, and issued subsequent to, September 29, 1994, pursuant to the terms of the Registrant's Rights Agreement, dated as of September 29, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of common stock and will be transferred with and only with such stock.
(2) Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices for the Common Stock of the Registrant on June 9, 1997, as reported by the National Association of Securities Dealers Automated Quotation System.

                           INCORPORATION BY REFERENCE
                       OF PREVIOUS REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is filed to register an additional 1,050,000 shares of Common Stock of the Registrant authorized pursuant to Amendment No. 1 to the Registrant's Stock Incentive Plan (the "Plan"). This Registration Statement also registers shares to be issued upon exercise of options granted outside the Plan to certain employees pursuant to non-statutory stock option agreements. The contents of the Registrant's Registration Statement on Form S-8, Registration Number 33-88446, with respect to 975,000 shares of common stock of the Registrant issuable pursuant to the Stock Incentive Plan prior to amendment, are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, this 9th day of June, 1997.

                                               CYBERGUARD CORPORATION

                                                   /s/ Robert L. Carberry
                                                   ------------------------
                                               By: Robert L. Carberry
                                                   Chairman, President, and
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Carberry and Pat Wheeler, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                  SIGNATURE                             TITLE                                      DATE
                  ---------                             -----                                      ----
                                               President, Chairman and Chief Executive
 /s/ Robert L. Carberry                        Officer (Principal Executive Officer)
-----------------------------------------      and Director                                     June 9, 1997
Robert L. Carberry
                                               Vice President Finance and Chief
                                               Financial Officer (Principal Financial
  /s/ Patrick O. Wheeler                       and Principal Accounting Officer)                June 9, 1997
-----------------------------------------
Patrick O.  Wheeler


  /s/ C. Shelton James                         Director                                         June 9, 1997
-----------------------------------------
C. Shelton James


  /s/ Richard P. Rifenburgh                    Director                                         June 9, 1997
-----------------------------------------
Richard P. Rifenburgh


  /s/ Michael F. Maguire                       Director                                         June 9, 1997
-----------------------------------------
Michael F. Maguire


  /s/ Leland R. Reiswig, Jr.                   Director                                         June 9, 1997
-----------------------------------------
Leland R. Reiswig, Jr.


  /s/ David R. Proctor                         Director                                         June 9, 1997
-----------------------------------------
David R. Proctor



                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
--------                     -------------------

2.01 Restated Purchase and Sale Agreement between Concurrent Computer Corporation and the Company dated May 23, 1996.*

4.01    Form of Common Stock Certificate.**

4.02    Form of Stockholder Rights Plan.**

4.03 Form of Non-Statutory Stock Option Agreement dated as of October 8, 1994 between the Company and the following executive officers: Robert Chism, Robert T. Menzel, Michael N. Smith, Bradley C. Lesher, Daniel S. Dunleavy, E. Courtney Siegel. ******

4.04 Form of Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick
        O. Wheeler; Katherine K. Hutchison; Robert Perks; Rick
        Siebenaler. ******

4.05 Form of Incentive Stock Option Agreement dated as of February 4, 1996 between the Company and the following executive officers: Patrick O. Wheeler; Katherine K. Hutchison; Robert Perks; and Rick
        Siebenaler. ******

4.06 Non-Statutory Stock Option Agreement dated as of February 4, 1996 between the Company and Brian. ******

4.07 Non-Statutory Stock Option Agreement dated as of March 5, 1996 between the Company and Robert L. Carberry. ******

4.08 Non-Statutory Stock Option Agreement dated as of August 27, 1996 between the Company and Frank Gelbart. ******

4.09 Incentive Stock Option Agreement dated as of February 4, 1996 between the Company and Brian Foremny.

4.10 Incentive Stock Option Agreement dated as of July 23, 1996 between the Company and Robert L. Carberry. ******

4.11 Incentive Stock Option Agreement dated as of August 27, 1996 between the Company and Frank Gelbart. ******

4.12 Form of Non-Statutory Stock Option Agreement between the Company and non executive officers. ******

4.13 Form of Incentive Stock Option Agreement between the Company and non executive officers. ******

4.14 Form of Stock Option Agreement between the Company and non-employee directors. ******

4.15 Form of Restricted Stock Agreement between the Company and certain employees of the Company's subsidiary. ******

4.16 CyberGuard (f/k/a Harris Computer Systems) Corporation Stock Incentive Plan****

4.17    Amendment No. 1 to Stock Incentive Plan*****

4.18 Form of Share Holding Agreement between Concurrent Computer Corporation and the Company**

4.19 Private Securities Subscription Agreement dated May 15, 1997 between the Company and Capital Ventures International.******

4.20 Registration Rights Agreement dated May 15, 1997 between the Company and Capital Ventures International.******

5.01    Opinion of Holland & Knight LLP.

23.01   Consent of KPMG Peat Marwick LLP, Independent Certified Public
        Accountants.

23.02   Consent of Ernst & Young LLP, Independent Certified Public Accountants.

23.03   Consent of Holland & Knight LLP (included in Exhibit 5).

24.01 Power of Attorney (included on signature page of this Registration Statement).

----------

     * Incorporated by reference to Annex A of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

    ** Incorporated by reference to Annex F of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

   *** Filed with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form 10, dated September 29, 1994, File No. 0-24544 and incorporated herein by reference.

  **** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-8 (registration number 33-88446)

 ***** Incorporated by Reference to Annex G of the Registrant's definitive proxy statement as filed with the Commission on May 24, 1996.

****** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-3 (registration number 333-28693)